Exhibit 10.5

EXECUTION COPY

SECURITIES PURCHASE AND

REGISTRATION RIGHTS AGREEMENT

SECURITIES PURCHASE AND REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of May 25, 2010, by and among New Oriental Energy & Chemical Corp., a Delaware corporation, with headquarters located at Xicheng Industrial Zone of Luoshan, Xinyang Henan Province, The People’s Republic of China (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (each individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A.        The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.        Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, units (the “Units”), with each Unit consisting of (i) one (1) share of common stock, par value $0.001 per share, of the Company (the “Common Stock”) and (ii) a warrant, in substantially the form attached hereto as Exhibit A (the “Warrant”), to purchase one half of one (½) share of Common Stock (the “Warrant Shares”). The aggregate amount of Units to be sold to all Buyers together shall be up to Two Million Four Hundred Thousand (2,400,000) Units, with the Company reserving the right to issue more Units in its sole discretion (the “Offering”).

C.        Pursuant to that certain Securities Purchase and Registration Rights Agreement, dated as of May 3, 2010, the Company sold One Million Three-Hundred Sixty Thousand (1,360,000) Units to certain investors listed on the Schedule of Buyers attached thereto.

D.        The Company has also agreed to provide certain registration rights with respect to the Units under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

E.        The Common Stock, the Warrants, the Warrant Shares and the Units collectively are referred to herein as the “Securities”.

NOW, THEREFORE, the Company and each Buyer, intending to be legally bound hereby, agree as follows:

1.	PURCHASE AND SALE OF UNITS.

(a)           Purchase of Units.  Subject to the satisfaction (or waiver) of the conditions set forth below, at the closing (the “Closing”), the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), the number of Units as is set forth opposite such Buyer’s name on the Schedule of Buyers. There is no minimum for the Closing and the Company reserves the right to increase the size of the Offering.

(b)           Purchase Price.  The purchase price for each Unit to be purchased by each Buyer at the Closing shall be One Dollar and Twenty Five Cents ($1.25) (the “Purchase Price”).

(c)           Closing.  The Closing shall occur on a date and at a time (the “Closing Date”) as shall be mutually agreed to by the Company and the Placement Agent (as defined below). The Closing shall occur on the Closing Date at the offices of K&L Gates LLP, 599 Lexington Avenue, New York, New York 10022.

(d)           Form of Payment.  Each Buyer shall pay its respective Purchase Price for the Units to be issued and sold to such Buyer at Closing by wire transfer of immediately available funds to a separate escrow account maintained by K&L Gates LLP (the “Escrow Agent”). The Escrow Agent’s wiring instructions are attached hereto as Exhibit B. Upon fulfillment of the other conditions precedent set forth herein, the Escrow Agent shall release certain funds from the Escrow Account and deliver such funds to the Company on the Closing Date.  Within five (5) business days of the Closing Date, the Company shall deliver to each Buyer (i) one (1) or more stock certificates, free and clear of all restrictive and other legends (except as expressly provided in Section 2(e) hereof), evidencing the number of shares of Common Stock such Buyer is purchasing as is set forth opposite such Buyer’s name on the Schedule of Buyers and (ii) a Warrant pursuant to which such Buyer shall have the right to acquire such number of Warrant Shares as is set forth opposite such Buyer’s name on the Schedule of Buyers, in all cases duly executed on behalf of the Company and registered in the name of such Buyer.

2.	BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer, individually and not jointly, represents and warrants as follows:

(a)           No Public Sale or Distribution.  Such Buyer is acquiring the Securities in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act and such Buyer does not have a present arrangement to effect any distribution of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.  Such Buyer is acquiring the Securities hereunder in the ordinary course of its business.  Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (a “Person”) to distribute any of the Securities.

(b)           Accredited Investor Status.  Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c)           Reliance on Exemptions.  Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and the provinces of Canada, and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d)           Information.  Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer.  Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein.  Such Buyer understands that its investment in the Securities involves a high degree of risk and is able to afford a complete loss of such investment.  Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e)           Legends.  Such Buyer understands that the certificates or other instruments representing the Securities and, until such time as the resale of the Common Stock and the Warrant Shares have been registered under the 1933 Act as contemplated herein, the stock certificates representing the Common Stock and the Warrant Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT.  SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF COUNSEL TO THE ISSUER.

(f)           Validity; Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(g)           No Conflicts.  The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment  or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(h)           Residency.  Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that:

(a)           Organization.  The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and has the requisite corporate power and authorization to own its properties and to carry on its business as now being conducted.

(b)           Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof.  The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Common Stock and the Warrants and the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise of the Warrant have been duly authorized by the Company’s Board of Directors and a majority of the Company’s stockholders.  This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)           Issuance of Securities.  The Common Stock and the Warrants are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof and the Common Stock shall be fully paid and nonassessable with the holders being entitled to all rights accorded to a holder of Common Stock. As of the Closing Date, the Company shall have duly authorized and reserved for issuance a number of shares of Common Stock which equals the number of Warrant Shares. Upon exercise in accordance with the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.  This Offering and the issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d)           No General Solicitation; Placement Agent’s Fees.  Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby.  The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim.  The Company acknowledges that it has engaged Internet Securities, Inc. as placement agent (the “Placement Agent”) in connection with the sale of the Securities.  The Company will pay the Placement Agent an amount equal to ten percent (10%) of the aggregate gross proceeds raised in the Offering in cash and a five (5) year warrant to purchase ten percent (10%) of the Securities sold in the Offering (the “Placement Agent Warrant”). The Placement Agent Warrant shall have the same terms as the Warrant, except that the exercise price of the Placement Agent Warrant shall be One Dollar and Twenty Five Cents ($1.25). Other than the Placement Agent, the Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

(e)           No Integrated Offering.  Neither the Company, its affiliates or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.  Neither the Company, its affiliates or any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

(f)           Dilutive Effect.  The Company understands and acknowledges that the number of Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances.  The Company further acknowledges that its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants, in each case, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(g)           Sarbanes-Oxley Act.  The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(h)           Absence of Litigation.  To the best of the Company’s knowledge, there is no action, suit, proceeding, inquiry or investigation before or by NASDAQ (the “Principal Market”), any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, its Common Stock or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise.
(i)           Investment Company Status.  The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(j)           No Additional Agreements.  The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(k)           Disclosure.  The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their respective agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information.  The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company.  All disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or its business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company’s reports filed under the Exchange Act of 1934, as amended (the “1934 Act”), are being incorporated into an effective registration statement filed by the Company under the 1933 Act).  The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4.

4.	COVENANTS.

(a)           Best Efforts.  Each party shall use its best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

(b)           Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing.  The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States and the provinces of Canada (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.  The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(c)           Use of Proceeds.  The Company will use the proceeds from the sale of the Securities for general corporate purposes, including general and administrative expenses.

(d)           Filing of Registration Statement.  On or prior to sixty (60) calendar days following the Closing Date, and subject to the availability of Rule 415, the Company shall use all reasonable efforts to prepare and file with the SEC a registration statement covering the resale of the Securities for an offering to be made on a continuous basis pursuant to Rule 415 (the “Registration Statement”). The Registration Statement shall be on Form S-1 or S-3, as applicable, and shall be modified by the Company as necessary to conform to comments from the SEC. Subject to the terms of this Agreement, the Company shall use all reasonable efforts to cause the Registration Statement to be declared effective under the 1933 Act as promptly as possible after the filing thereof (the “Effective Date”).

(e)           Limits on Registration.  In the event the number of shares available under a Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Securities required to be covered by such Registration Statement, the Company shall amend the applicable Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover all of the Securities.  The Company shall use all reasonable efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof.

(f)           Registration Statement Expenses.  All expenses incurred in connection with the filing of the Registration Statement, excluding any underwriters’ commissions, shall be borne by the Company

5.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Securities to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(a)           Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b)           Such Buyer shall have delivered to the Escrow Agent the Purchase Price for the Units being purchased by such Buyer prior to the Closing.

(c)           The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

6.	CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Securities is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)           The Company shall have executed and delivered to such Buyer each of the Transaction Documents.

(b)           The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c)           The Company shall have received any necessary approvals and consents from the Principal Market with respect to the sale of the Securities.

7.	DUTIES AND RESPONSIBILITIES OF ESCROW AGENT.

The duties and obligations of the Escrow Agent are only those specifically set forth in this Section and no other.  The Escrow Agent’s duties are ministerial, and the Escrow Agent shall not incur any liability whatsoever for any error of judgment, any mistake of fact or law or any act or omission of any kind, so long as it has acted in good faith.

(a)           Escrow Account.  The Escrow Agent shall use its IOLA account, which is a non-interest-bearing escrow account at the branch of a bank selected by the Escrow Agent (the “Escrow Account”).  The purpose of the Escrow Account is for (i) the deposit of all subscription monies which are received from the Buyers and are delivered to the Escrow Agent, (ii) the holding of amounts of subscription monies which are collected through the banking system and (iii) the disbursement of collected funds, all as described herein.

(b)           Release of Funds in Escrow Account.  Pursuant to written instructions from the Company, the Escrow Agent shall release the net funds in the Escrow Account as directed in such instructions. The Escrow Agent shall deduct from the Escrow Account and pay directly the fees and expenses owed to the Placement Agent and all fees and expenses owed to the Escrow Agent. The Escrow Agent shall reserve One Hundred Fifty Thousand Dollars ($150,000) for the filing of the Registration Statement and the preparation of on-going reports to be filed by the Company under the 1934 Act and as for these future fees and expenses, the Escrow Agent shall deduct such amounts payable for such services from the Escrow Account immediately upon the issuance of an invoice to the Company. In the event that for any reason the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions hereof, the Escrow Agent shall be entitled, but not obligated, to refrain from taking any action, and its sole obligation shall be to keep safely all funds, until it shall be directed pursuant to written instructions of the Company or a final court order, provided that, not withstanding the foregoing, at any time the Escrow Agent may deposit any or all of the funds with any court of competent jurisdiction in connection with an action in the nature of interpleader.

(c)           Validity of Documents.  The Escrow Agent shall not have any responsibility for the genuineness or validity of any document or other item deposited with it or any liability for action in accordance with any written instructions or notices or certificates given to it hereunder and believed by it to be signed by the proper parties.

(d)           Resignation of Escrow Agent.  The Escrow Agent may at any time resign hereunder by giving written notice of its resignation to the Company, at least five (5) calendar days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation, all property then held by the Escrow Agent hereunder shall be delivered by it to such attorney, or firm of attorneys, or bank or trust company in New York City as may be agreed upon and designated by the Company and Placement Agent in writing, whereupon all of the Escrow Agent’s obligations hereunder shall cease and terminate.  If no such person shall have been designated by such date, all obligations of the Escrow Agent hereunder shall nevertheless cease and terminate.  The Escrow Agent’s sole responsibility thereafter shall be to keep safely the funds in the Escrow Account and deliver the same to such person designated as the Escrow Agent shall be directed pursuant to written instructions of the parties or a final court order, provided that, not withstanding the foregoing, at any time the Escrow Agent may deposit any or all of the funds in the Escrow Account with any court of competent jurisdiction in connection with an action in the nature of interpleader.

(e)           Indemnification of Escrow Agent.  The Company shall indemnify, defend, and hold the Escrow Agent and all of its partners and associates and other employees harmless from and against any and all claims, losses, damages, taxes, liabilities, and expenses whatsoever incurred or arising out of or in connection with the Escrow Agent’s acceptance of appointment as Escrow Agent or its performance hereunder, including, without limitation, any and all reasonable legal fees (including fees for the time of its partners and associates and other employees and fees for any other attorneys or their employees) and any other expenses incurred in investigating, preparing for, defending against, or settling any commenced or threatened legal proceeding or claim.

(f)           Counsel to the Company.  The Buyers acknowledge that the Escrow Agent is also acting as counsel to the Company, and as a result, the Escrow Agent does not take on any additional duties to the Buyers or possess any additional knowledge from such role as counsel other than as specifically set forth in this Agreement. In addition, the Buyers acknowledge that K&L Gates LLP can represent the Company in connection with any dispute that may arise between the Buyers and the Company.

8.	MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)           Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, except the Company has agreed to pay the legal expenses of the Placement Agent up to Ten Thousand Dollars ($10,000).  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Common Stock to the Buyers.

(c)           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(d)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(e)           Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(f)           Entire Agreement; Amendments.  This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of Common Stock representing at least a majority of the amount of the Common Stock, or, if prior to the Closing Date, the Buyers listed on the Schedule of Buyers as being obligated to purchase at least a majority of the amount of the Common Stock.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the Common Stock then outstanding.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Common Stock or holders of the Warrants, as the case may be.  The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.  Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(g)           Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

New Oriental Energy & Chemical Corp.
Xicheng Industrial Zone of Luoshan
Xinyang Henan Province, The People’s Republic of China
Telephone:     (86) 27 853 75701
Facsimile:       (86) 10 6709 2670
Attention:       Chen Si Qiang, Chief Executive Officer

With a copy (for informational purposes only) to:

K&L Gates LLP
599 Lexington Avenue
New York, New York 10022
Telephone:     (212) 536-3900
Facsimile:       (212) 536-3901
Attention:       Robert S. Matlin, Esq.

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(h)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Common Stock or the Warrants.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of Common Stock representing at least a majority of the number of the Common Stock, including by merger or consolidation.  A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(i)           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(j)           Survival.  The representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the covenants set forth in Section 4 shall survive the Closing and the delivery and exercise of Securities, as applicable.  Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(k)           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l)           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)           Remedies.  Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.

(n)           Independent Nature of Buyers’ Obligations and Rights.  The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused its respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

NEW ORIENTAL ENERGY & CHEMICAL CORP.

By:	/s/ Chen Si Qiang
Name: Chen Si Qiang
Title: Chairman and CEO

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

[BUYER]:

By:
Name:
Title: